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                                                                   EXHIBIT 10.56

                                LEASE AGREEMENT,
                     DEED OF TRUST WITH ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

      THIS LEASE AGREEMENT, DEED OF TRUST WITH ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Agreement" herein), dated as of June 30, 1999 is entered into by and between:

            (1) SILICON VALLEY GROUP, INC., a Delaware corporation ("Lessee");
      and

            (2) SELCO SERVICE CORPORATION, an Ohio corporation doing business in California as Ohio SELCO Service Corporation, as lessor under this Agreement and as trustee under the deed of trust contained herein ("Lessor").

                                    RECITALS

      A. Lessee has requested Lessor and the financial institutions which are "Participants" under the Participation Agreement referred to in Recital B below (such financial institutions to be referred to collectively as the "Participants") to provide to Lessee a lease facility pursuant to which:

            (1) Lessor would (a) purchase certain property, (b) lease such property to Lessee and (c) grant to Lessee the right to purchase such property; and

            (2) The Participants would participate in such lease facility by (a) funding the advance to be made by Lessor to purchase such property and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

      B. Pursuant to a Participation Agreement dated of even date herewith (the "Participation Agreement") among Lessee, Lessor, the Participants and KeyBank National Association, as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement setting forth the terms of the lease by Lessor to Lessee of the property.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:


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SECTION 1. INTERPRETATION.

      1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

      1.02. Rules of Interpretation. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of interpretation set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.

SECTION 2. BASIC PROVISIONS.

      2.01. Lease of the Property. Subject to the acquisition thereof by Lessor pursuant to the Participation Agreement and the Acquisition Agreement (either as of the date hereof or during the term hereof), Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the following property (the "Property") to the extent of Lessor's estate, right, title and interest therein, thereto or thereunder:

            (a) All lots, pieces, tracts and parcels of land described in Exhibit A (the "Land");

            (b) All Lessor Improvements located on the Land;

            (c) All Appurtenant Rights belonging, relating or pertaining to any of the Land or Lessor Improvements;

            (d) All Related Goods (including those described in Exhibit B), Related Permits and Related Agreements related to any of the foregoing Land, Lessor Improvements or Appurtenant Rights; and

            (e) All accessions and accretions to and replacements and substitutions for the foregoing.

      2.02. Term.

            (a) Original Term. The original term of this Agreement shall commence on the Closing Date (the "Commencement Date") and shall end on the fifth anniversary of the Closing Date (such date as it may be extended pursuant to Subparagraph 2.02(b) to be referred to as the "Scheduled Expiration Date").

            (b) Extensions. Lessee may request Lessor to extend the Scheduled Expiration Date in effect for three (3) additional periods of one (1) year each, as provided in Paragraph 2.09 of the Participation Agreement. If Lessor and each Participant consents to any such a request in accordance with such provision, the then current


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      Scheduled Expiration Date shall be deemed extended by one (1) year. Lessee acknowledges that neither Lessor nor any Participant has any obligation or commitment (either express or implied) to extend, or consent to the extension of, the Scheduled Expiration Date at any time.

      2.03. Rent.

            (a) Base Rent.

                  (i) Lessee shall pay to Lessor as base rent hereunder ("Base
            Rent") for each Rental Period for each Portion an amount equal to the product of (A) the Rental Rate for such Rental Period, times (B) the amount of the Portion on the first day of such Rental Period, times (C) a fraction, the numerator of which is the number of days in such Rental Period and the denominator of which is 360. If the Rental Rate shall change during any Rental Period, the Rental Rate for such Rental Period shall be the weighted average of the Rental Rates in effect from time to time during such Rental Period.

                  (ii) After the initial Rental Period, Lessee may select the number and amounts of the Portions into which the Outstanding Lease Amount is to be divided and the Rental Period for each such Portion by delivering to Lessor, at least three (3) Business Days prior to the last day of each Rental Period for a Portion, an irrevocable written notice in the form of Exhibit C, appropriately completed (a "Notice of Rental Period Selection"), subject to the following:

                        (A) Each Portion shall be in the amount of $2,000,000 or
                  an integral multiple of $100,000 in excess thereof; provided, however, that (1) the total number of Portions outstanding at any time shall not exceed two (2), and (2) the Outstanding Lease Amount shall consist of a single Portion in the amount of the Outstanding Lease Amount if the Outstanding Lease Amount is less than $4,000,000.

                        (B) The initial and each subsequent Rental Period
                  selected by Lessee for each Portion shall be one (1) month, or if the Synthetic Lease Swap Agreement is no longer in effect, two (2), three (3) or six (6) months; provided, however, that
                  (1) each Rental Period shall begin and end on the first Business Day of a calendar month, (2) no Rental Period shall end after the Scheduled Expiration Date, (3) no Rental Period shall be longer than one (1) month if an Event of Default has occurred and is continuing on the date three (3) Business Days prior to the first day of such Rental Period and (4) each Rental Period after the initial Rental Period for any Portion for which Lessee fails to make a selection by delivering a Notice of Rental Period Selection in accordance with this clause (ii) shall be one (1) month.


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                  Lessee shall deliver each Notice of Rental Period Selection by overnight courier, first-class mail or facsimile as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Rental Period Selection initially delivered by facsimile.

                        (iii) The rental rate for each Rental Period ("Rental
                  Rate") shall be the LIBOR Rental Rate for such Rental Period, except as follows:

                              (A) The Rental Rate for the initial Rental Period
                        shall be the Alternate Rental Rate;

                              (B) If any other Rental Period is less than one
                        (1) month, the Rental Rate for such Rental Period shall be the Alternate Rental Rate; or

                              (C) If the LIBOR Rental Rate is unavailable for
                        any Rental Period pursuant to Subparagraph 2.12(a) or Subparagraph 2.12(b) of the Participation Agreement, the Rental Rate for such Rental Period shall be the Alternate Rental Rate.

                        (iv) Lessee shall pay Base Rent in arrears (A) for each
                  Portion, on the last day of each Rental Period therefor and, in the case of any Rental Period which exceeds three (3) months, each day occurring every three (3) months after the first day of such Rental Period (individually, a "Scheduled Rent Payment Date") and (B) for all Portions, on the Expiration Date.

                  (b) Supplemental Rent. Lessee shall pay as supplemental rent hereunder ("Supplemental Rent") all amounts (other than Base Rent, the purchase price payable by Lessee for any purchase of the Property by Lessee pursuant to the Purchase Agreement and the Residual Value Guaranty Amount payable under the Purchase Agreement) payable by Lessee under this Agreement and the other Operative Documents. Lessee shall pay all Supplemental Rent amounts on the dates specified in this Agreement and the other Operative Documents for the payment of such amounts or, if no date is specified for the payment of any such amount, upon the demand of Lessor or any other Person to whom such amount is payable.

            2.04. Use. Lessee may use the Property for office purposes, and for any other purpose which is in compliance with applicable zoning laws and ordinances for the Property.

            2.05. "As Is" Lease. Lessee has conducted, or will conduct from time to time with regard to property that may be added hereto after the date hereof, all due diligence which it deems appropriate regarding the Property and agrees that no Lessor Party has any obligation to conduct any such due diligence. Lessee is leasing the Property "as is, with all faults" without any representation, warranty, indemnity or undertaking by any Lessor Party regarding any aspect of the Property, including (a) the condition of the Property (including the Lessor Improvements); (b) title to the Property (including possession of the Property by any Person or the existence of


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      any Lien or any other right, title or interest in or to any of the
      Property in favor of any Person); (c) the value, habitability, usability, design, operation or fitness for use of the Property; (d) the availability or adequacy of utilities and other services to the Property; (e) any latent, hidden or patent defect in the Property; (f) the zoning or status of the Property or any other restrictions on the use of the Property; (g) the economics of the Property; (h) any Casualty or Condemnation; or (i) the compliance of the Property with any applicable Governmental Rule or Insurance Requirement; provided, however, that Lessor shall be obligated to remove Lessor Liens to the extent required in Subparagraph 5.04(b) of the Participation Agreement. Without limiting the generality of the foregoing, Lessee specifically waives any covenant of quiet enjoyment except as otherwise provided in Subparagraph 5.04(b) of the Participation Agreement.

            2.06. Nature of Transaction. As more fully provided in Paragraph
      2.10 of the Participation Agreement, Lessee and the Lessor Parties intend that the transaction evidenced by this Agreement and the other Operative Documents constitute an operating lease for purposes of Lessee's financial and SEC reporting and a loan secured by the Property for purposes of state and local income tax and commercial, real estate and bankruptcy law.

            2.07. Security, Etc. In order to secure the Lessee Obligations and otherwise to assure the Lessor Parties the benefits hereof in the event that the transaction evidenced by this Agreement and the other Operative Documents is, pursuant to the intent of Lessee and the Lessor Parties, treated as a loan for certain purposes, Lessee hereby makes the following grants and agrees as follows:

                  (a) Real Property Security. As security for the Lessee
            Obligations, Lessee hereby irrevocably and unconditionally grants, conveys, transfers and assigns to Lessor, as beneficiary (in trust for the benefit of the Lessor Parties), with power of sale and right of entry and possession, all estate, right, title and interest of Lessee in the following property, whether now owned or leased or hereafter acquired, (collectively, the "Real Property Collateral"):

                        (i) The Land;

                        (ii) All Lessor Improvements located on the Land;

                        (iii) All Appurtenant Rights belonging, relating or
                  pertaining to any of the foregoing Land or Lessor
                  Improvements;

                        (iv) All Subleases of and all Issues and Profits
                  accruing from any of the foregoing Land, Lessor Improvements or Appurtenant Rights to the extent that such Subleases and Issues and Profits constitute real property;

                        (v) All Related Goods, Related Permits and Related
                  Agreements related to any of the foregoing Land, Lessor Improvements or Appurtenant Rights to the extent that such Related Goods, Related Agreements and Related Permits constitute real property;


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                        (vi) All other Property to the extent that such property
                  constitutes real property; and

                        (vii) All proceeds of the foregoing, including Casualty
                  and Condemnation Proceeds.

                  (b) Personal Property Security. As security for the Lessee
            Obligations, Lessee hereby irrevocably and unconditionally assigns and grants to Lessor, for the benefit of the Lessor Parties, a security interest in all estate, right, title and interest of Lessee in the following property, whether now owned or leased or hereafter acquired, (collectively, the "Personal Property Collateral"):

                        (i) All Subleases of and all Issues and Profits accruing
                  from any of the Land, Lessor Improvements or Appurtenant Rights to the extent that such Subleases and Issues and Profits constitute personal property;

                        (ii) All Related Goods, Related Permits and Related
                  Agreements related to any of the Land, Lessor Improvements or Appurtenant Rights to the extent that such Related Goods, Related Agreements and Related Permits constitute personal property;

                        (iii) All Cash Collateral and all other deposit
                  accounts, instruments, investment property and monies held by any Lessor Party in connection with this Agreement or any other Operative Document (including any Repair and Restoration Account);

                        (iv) All other Property to the extent such Property
                  constitutes personal property; and

                        (v) All proceeds of the foregoing, including Casualty
                  and Condemnation Proceeds.

            This Agreement constitutes a fixture filing for purposes of the California Commercial Code with respect to the Related Goods and Modifications which are or are to become fixtures on the Land or Lessor Improvements.

                  (c) Absolute Assignment of Subleases, Issues, and Profits.
            Lessee hereby irrevocably assigns to Lessor, for the benefit of the Lessor Parties, all of Lessee's estate, right, title and interest in, to and under the Subleases and the Issues and Profits, whether now owned or hereafter acquired. This is a present and absolute assignment, not an assignment for security purposes only, and Lessor's right to the Subleases and Issues and Profits is not contingent upon, and may be exercised without possession of, the Property.

                        (i) If no Event of Default has occurred and is
                  continuing, Lessee shall have a revocable license to collect and retain the Issues and Profits as they become due. Upon the occurrence and during the continuance of an Event of


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                  Default, such license shall automatically terminate, and
                  Lessor may collect and apply the Issues and Profits pursuant to Subparagraph 5.02(d) without further notice to Lessee or any other Person and without taking possession of the Property. All Issues and Profits thereafter collected by Lessee shall be held by Lessee as trustee in a constructive trust for the benefit of Lessor. Lessee hereby irrevocably authorizes and directs the sublessees under the Subleases, without any need on their part to inquire as to whether an Event of Default has actually occurred or is then existing, to rely upon and comply with any notice or demand by Lessor for the payment to Lessor of any rental or other sums which may become due under the Subleases or for the performance of any of the sublessees' undertakings under the Subleases. Collection of any Issues and Profits by Lessor shall not cure or waive any default or notice of default hereunder or invalidate any acts done pursuant to such notice, but shall be applied by Lessor to pay Lessee Obligations in such order as Lessor shall determine in accordance with the Operative Documents.

                        (ii) The foregoing irrevocable assignment shall not
                  cause any Lessor Party to be (A) a mortgagee in possession;
                  (B) responsible or liable for (1) the control, care, management or repair of the Property or for performing any of Lessee's obligations or duties under the Subleases, (2) any waste committed on the Property by the sublessees under any of the Subleases or by any other Persons, (3) any dangerous or defective condition of the Property, or (4) any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any sublessee, licensee, employee, invitee or other Person; or (C) responsible for or impose upon any Lessor Party any duty to produce rents or profits. No Lessor Party, in the absence of gross negligence or willful misconduct on its part, shall be liable to Lessee as a consequence of (y) the exercise or failure to exercise any of the rights, remedies or powers granted to Lessor hereunder or (z) the failure or refusal of Lessor to perform or discharge any obligation, duty or liability of Lessee arising under the Subleases.

      SECTION 3. OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS.

            3.01. Maintenance, Repair, Etc.

                  (a) General. Lessee shall not permit any waste of the
            Property, except for ordinary wear and tear, and shall, at its sole cost and expense, maintain the Property in good working order, mechanical condition and repair and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all applicable Governmental Rules and Insurance Requirements and on a basis consistent with the operation and maintenance of commercial properties comparable in type and location to the Property and in compliance with prudent industry practice.


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                  (b) Modifications. Lessee, at its sole cost and expense, may from time to time make alterations, renovations, improvements and additions to the Property and substitutions and replacements therefor (collectively, except for any such property removed in accordance with Paragraph 3.10, "Modifications"); provided that:

                        (i) No Modification materially impairs the value,
                  utility or useful life of the Property or any part thereof from that which existed immediately prior to such Modification;

                        (ii) All Modifications are made expeditiously and, in
                  all cases, unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, completed not later than six (6) months prior to the Scheduled Expiration Date;

                        (iii) All Modifications are made in a good and
                  workmanlike manner and in compliance with all applicable Governmental Rules and Insurance Requirements;

                        (iv) Subject to Paragraph 3.12 relating to permitted
                  contests, Lessee pays all costs and expenses and discharges (or cause to be insured or bonded over) any Liens arising in connection with any Modification not later than the earlier of
                  (A) sixty (60) days after the same shall be filed (or otherwise becomes effective) and (B) unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, six (6) months prior to the Scheduled Expiration Date;

                        (v) At least one (1) month prior to the commencement of
                  (A) any Modifications which are anticipated to cost $1,000,000 or more in the aggregate, or (B) any Modifications which cause the total of all Modifications undertaken during the previous twelve-month period to exceed an aggregate cost of $2,500,000, Lessee shall deliver to Lessor, with sufficient copies for Agent and each Participant, a brief written description of such Modifications; and

                        (vi) All Modifications otherwise comply with this
                  Agreement and the other Operative Documents.

                  (c) Abandonment. Lessee shall not abandon the Property or any material portion thereof for any period in excess of thirty (30) consecutive days during the term hereof, except as a part of any Modifications as permitted herein or in the other Operative Documents.

                  (d) Maintenance. Lessee shall maintain the Property and each material portion thereof in a manner consistent with other similar properties in the same area.

            3.02. Risk of Loss. Lessee assumes all risks of loss arising from any Casualty or Condemnation which arises or occurs prior to the Expiration Date or while Lessee is in


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      possession of the Property and all liability for all personal injuries and deaths and damages to property suffered by any Person or property on or in connection with the Property which arises or occurs prior to the Expiration Date or while Lessee is in possession of the Property, except in each case to the extent any such loss or liability is primarily caused by the gross negligence or willful misconduct of a Lessor Party. Lessee hereby waives the provisions of California Civil Code Sections 1932(1), 1932(2) and 1933(4), and any and all other applicable existing or future Governmental Rules permitting the termination of this Agreement as a result of any Casualty or Condemnation, and Lessor shall in no event be answerable or accountable for any risk of loss of or decrease in the enjoyment and beneficial use of the Property as a result of any such event.

            3.03. Insurance.

                  (a) Coverage. Lessee, at its sole cost and expense, shall
            carry and maintain the insurance coverage not less than set forth in
            Schedule 3.03 and such additional insurance of the types (including the types set forth in Schedule 3.03), in amounts, in a form and with deductibles customarily carried by a reasonably prudent Person owning or operating properties similar to the Property in the same geographic area as the Property.

                  (b) Carriers. Any insurance carried and maintained by Lessee pursuant to this Paragraph 3.03 shall be underwritten by an insurance company which (i) has, at the time such insurance is placed and at the time of each renewal thereof, a general policyholder rating of "A" and a financial rating of at least 13 from A.M. Best and Company or any successor thereto (or if there is none, an organization having a similar national reputation) or (ii) is otherwise approved by Lessor and Required Participants.

                  (c) Terms. Each insurance policy maintained by Lessee pursuant to this Paragraph 3.03 shall provide as follows, whether through endorsements or otherwise:

                        (i) Lessor and Agent shall be named as additional
                  insureds, in the case of each policy of liability insurance and property insurance, and additional loss payees, in the case of each policy of property insurance.

                        (ii) In respect of the interests of Lessor in the
                  policy, the insurance shall not be invalidated by any action or by inaction of Lessee or by any Person having temporary possession of the Property while under contract with Lessee to perform maintenance, repair, alteration or similar work on the Property, and shall insure the interests of Lessor regardless of any breach or violation of any warranty, declaration or condition contained in the insurance policy by Lessee, Lessor or any other additional insured (other than by such additional insured, as to such additional insured); provided, however, that the foregoing shall not be deemed to (A) cause such insurance policies to cover matters otherwise excluded from coverage by the terms of such policies or (B) require any insurance to remain in force notwithstanding non-payment of premiums except as provided in clause (iii) below.


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                        (iii) If the insurance policy is cancelled for any
                  reason whatsoever, or substantial change is made in the coverage that affects the interests of Lessor, or if the insurance coverage is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to Lessor for thirty (30) days after receipt by Lessor of written notice from the insurers of such cancellation, change or lapse.

                        (iv) No Lessor Party shall have any obligation or
                  liability for premiums, commissions, assessments, or calls in connection with the insurance.

                        (v) The insurer shall waive any rights of set-off or
                  counterclaim or any other deduction, whether by attachment or otherwise, that it may have against any Lessor Party.

                        (vi) The insurance shall be primary without right of
                  contribution from any other insurance that may be carried by any Lessor Party with respect to its interest in the Property.

                        (vii) The insurer shall waive any right of subrogation
                  against any Lessor Party.

                        (viii) All provisions of the insurance, except the
                  limits of liability, shall operate in the same manner as if there were a separate policy covering each insured party.

                        (ix) The insurance shall not be invalidated should
                  Lessee or any Lessor Party waive, in writing, prior to a loss, any or all rights of recovery against any Person for losses covered by such policy, nor shall the insurance in favor of any Lessor Party or Lessee, as the case may be, or their respective rights under and interests in said policies be invalidated or reduced by any act or omission or negligence of any Lessor Party or Lessee, as the case may be, or any other Person having any interest in the Property.

                        (x) All insurance proceeds with a value of less than one
                  million Dollars ($1,000,000) in respect of any loss or occurrence with respect to the Property shall be paid to and adjusted solely by Lessee and all other insurance proceeds shall be paid to Lessor and adjusted jointly by Lessor and Lessee, except that, from and after the date on which the insurer receives written notice from Lessor that an Event of Default has occurred and is continuing (and unless and until such insurer receives written notice from Lessor that all Events of Default have been waived), all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, Lessor.

                        (xi) Each policy of property insurance shall contain a
                  standard form mortgagee endorsement in favor of Lessor.


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                        (xii) Each insurance policy shall provide that the
                  coverage to be provided thereunder shall not be invalidated in the event Lessee or any Lessor Party fails to maintain other insurance covering losses of a similar type or types.

                        (xiii) Each insurance policy shall contain a
                  "severability of interest" provision.

                        (xiv) Each insurance policy which is written as "excess
                  insurance" shall contain a provision that it will drop down in the event that any underlying insurance coverage has been reduced or exhausted by reason of losses paid thereunder.

                        (xv) In the event of claims, losses and damages arising
                  from a single incident or occurrence (or related incidents or occurrences) that relate to the Property and other property of Lessee and that are covered by a "blanket" policy, claims, losses and damages relating to the Property shall be separately adjusted.

                  (d) Evidence of Insurance. Lessee, at its sole cost and
            expense, shall furnish to Lessor from time to time upon the request of Lessor such certificates or other documents as Lessor may reasonably request to evidence Lessee's compliance with the insurance requirements set forth in this Paragraph 3.03.

                  (e) Release of Lessor Parties. Lessee hereby waives, releases and discharges each Lessor Party and its directors, officers, employees, agents and advisors from all claims whatsoever arising out of any loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Paragraph 3.03 to the extent the policies for such insurance permit such waiver, notwithstanding that such loss, claim, expense or damage may have been caused by any such Person, and, as among Lessee and such Persons, Lessee agrees to look to the insurance coverage only in the event of such loss.

                  (f) Insurance to be Maintained Pursuant to the Fixed Price
            Remediation Agreement. In addition to the other insurance requirements set forth in this Paragraph 3.03 and in Subparagraph 5.01(d) of the Purchase Agreement , Lessee shall:

                        (i) Within ninety (90) days after the Commencement Date,
                  provide Lessor with evidence in form and substance satisfactory to Lessor that (A) the policies of insurance of the types and in the amounts required to be carried and maintained by the Remediator pursuant to the Fixed Price Remediation Agreement as indicated in the binders therefor delivered to Lessor on the Commencement Date pursuant to
                  Schedule 3.01 of the Participation Agreement have been obtained; and (B) that Lessor has been named additional insured or loss payee (as applicable) with respect to all such policies of insurance to the extent required pursuant to the Fixed Price Remediation Agreement;


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                        (ii) Cause the Remediator to continue to carry and
                  maintain at all times such insurance of the types and in the amounts required pursuant to the Fixed Price Remediation Agreement; and;

                        (iii) Deliver to Lessor from time to time, as Lessor may
                  reasonably request, schedules setting forth all such insurance then in effect.

            With respect to all such insurance to be maintained pursuant to the Remediation Agreement, Lessee acknowledges and agrees that neither Lessor nor the other Lessor Parties shall be responsibility for co-payments, deductibles and/or self-insured retentions to paid by any Person with respect thereto.

            3.04. Casualty and Condemnation.

                  (a) Notice. Lessee shall give Lessor prompt written notice of the occurrence of any Casualty affecting, or the institution of any proceedings for the Condemnation of, the Property or any portion thereof.

                  (b) Repair or Purchase Option. After the occurrence of any
            Casualty or any Condemnation affecting the Property or any portion thereof, Lessee shall either (i) repair and restore the Property as required by Subparagraph 3.04(c) or (ii) exercise the Term Purchase Option and purchase the Property pursuant to the Purchase Agreement; provided, however, that Lessee may not elect to repair and restore the Property if such Casualty or Condemnation is a Major Casualty or Major Condemnation or if any other Event of Default has occurred and is continuing, unless Lessor and the Required Participants shall consent in writing. Not later than one (1) month after the occurrence of any Casualty or any Condemnation, Lessee shall deliver to Lessor a written notice indicating whether it elects to repair and restore or purchase the Property.

                  (c) Repair and Restoration. If Lessee elects to repair and restore the Property following any Casualty or any Condemnation, Lessee shall diligently proceed to repair and restore the Property to the condition in which it existed immediately prior to such Casualty or such Condemnation and shall complete all such repairs and restoration as soon as reasonably practicable, but not later than the earlier of (y) six (6) months after the occurrence of the Casualty or the Condemnation and (z) six (6) months prior to the Scheduled Expiration Date unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option. Lessee shall use its own funds to make such repairs and restoration, except to the extent any Casualty and Condemnation Proceeds are available and are released to Lessee for such purpose pursuant to Subparagraph 3.04(f). Lessee's exercise of the repair and restoration option shall, if Lessor or Required Participants direct, be subject to satisfaction of the following conditions:

                        (i) Within one (1) month after the occurrence of the
                  Casualty or the Condemnation, Lessee shall deposit in an interest bearing deposit account acceptable to and controlled by Lessor (a "Repair and Restoration Account") funds (including any Casualty and Condemnation Proceeds which are available and are released to Lessee pursuant to Subparagraph 3.04(f)) in the amount which Lessor determines is needed to complete and fully pay all costs of the repair or restoration (including taxes, financing charges, insurance and rent during the repair period).

                        (ii) As soon as reasonably possible and in no event
                  later than two (2) months after the occurrence of the Casualty or the Condemnation, Lessee shall establish an arrangement for lien releases and disbursement of funds acceptable to Lessor and in a manner and upon such terms and conditions as would be required by a prudent interim construction lender.

                        (iii) As soon as reasonably possible and in no event
                  later than two (2) months after the occurrence of the Casualty or the Condemnation, Lessee shall deliver to Lessor the following, each in form and substance acceptable to Lessor:

                              (A) Evidence that the Property can, in Lessor's
                        reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the Casualty or Condemnation causing the loss or damage within the earlier to occur of (A) six (6) months after the occurrence of the Casualty or Condemnation and (B) unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, six (6) months prior to the Scheduled Expiration Date;

                              (B) Evidence that all necessary governmental
                        approvals can be timely obtained to allow the rebuilding and reoccupancy of the Property;

                              (C) Copies of all plans and specifications for the
                        work;

                              (D) Copies of contracts for all material aspects
                        of the work, signed by a contractor reasonably acceptable to Lessor;

                              (E) A cost breakdown for the work;

                              (F) A payment and performance bond for the work or
                        other security satisfactory to Lessor;

                              (G) Evidence that, upon completion of the work,
                        the size, capacity and total value of the Property will be at least as great as it was before the Casualty or Condemnation occurred; and

                              (H) Evidence of satisfaction of any additional
                        conditions that Lessor or Required Participants may reasonably establish to protect their rights under this Agreement and the other Operative Documents.

                  All plans and specifications for the work must be reasonably acceptable to Lessor, except that Lessor's approval shall not be required if the restoration work is based on the same plans and specifications as were originally used to construct the Property. To the extent that the funds in a Repair and Restoration Account include both Casualty and Condemnation Proceeds and other funds deposited by Lessee, the other funds deposited by Lessee shall be used first. Lessee acknowledges that the specific conditions described above are reasonable.

                  (d) Prosecution of Claims for Casualty and Condemnation
            Proceeds. Lessee shall proceed promptly and diligently to prosecute in good faith the settlement or compromise of any and all claims for Casualty and Condemnation Proceeds; provided, however, that any settlement or compromise of any such claim shall, except as otherwise provided in clause (x) of Subparagraph 3.03(c), be subject to the written consent of Lessor and Required Participants, which consents shall not be unreasonably withheld. Lessor may participate in any proceedings relating to such claims, and, after the occurrence and during the continuance of any Event of Default, Lessor is hereby authorized, in its own name or in Lessee's name, to adjust any loss covered by insurance or any Casualty or Condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Lessee shall from time to time deliver to Lessor any and all further assignments and other instruments required to permit such participation.

                  (e) Assignment of Casualty and Condemnation Proceeds. As
            security for the Lessee Obligations, Lessee hereby absolutely and irrevocably assigns to Lessor all Casualty and Condemnation Proceeds and all claims relating thereto. Except as otherwise provided in clause (x) of Subparagraph 3.03(c), Lessee agrees that all Casualty and Condemnation Proceeds are to be paid to Lessor and Lessee hereby authorizes and directs any insurer, Governmental Authority or other Person responsible for paying any Casualty and Condemnation Proceeds to make payment thereof directly to Lessor alone, and not to Lessor and Lessee jointly. If Lessee receives any Casualty and Condemnation Proceeds payable to Lessor hereunder, Lessee shall promptly pay over such Casualty and Condemnation Proceeds to Lessor. Lessee hereby covenants that until such Casualty and Condemnation Proceeds are so paid over to Lessor, Lessee shall hold such Casualty and Condemnation Proceeds in trust for the benefit of Lessor and shall not commingle such Casualty and Condemnation Proceeds with any other funds or assets of Lessee or any other Person. Except as otherwise provided in clause (x) of Subparagraph 3.03(c), Lessor may commence, appear in, defend or prosecute any assigned right, claim or action, and may adjust, compromise, settle and collect all rights, claims and actions assigned to Lessor, but shall not be responsible for any failure to collect any such right, claim or action, regardless of the cause of the failure.

                  (f) Use of Casualty and Condemnation Proceeds.

                        (i) If (A) no Event of Default has occurred and is
                  continuing, (B) Lessee exercises the repair and restoration option pursuant to Subparagraphs

                  3.04(b) and 3.04(c) and (C) Lessee complies with any conditions imposed pursuant to Subparagraph 3.04(c); then Lessor shall (1) deposit all Casualty and Condemnation Proceeds it receives into a Repair and Restoration Account,
                  (2) release to Lessee such Casualty and Condemnation Proceeds from the Repair and Restoration Account for repair and restoration of the Property and (3) if any proceeds remain in the Repair and Restoration Account after the completion of the repair and restoration of the Property in accordance with this Agreement and the other Operative Documents, released such proceeds to Lessee.

                        (ii) If (A) an Event of Default has occurred and is
                  continuing, (B) Lessee fails to or is unable to comply with any conditions imposed pursuant to Subparagraph 3.04(c) or (C) Lessee elects to exercise the Term Purchase Option and purchase the Property pursuant to the Purchase Agreement; then, at the absolute discretion of Lessor and the Required Participants, regardless of any impairment of security or lack of impairment of security, but subject to applicable Governmental Rules governing the use of Casualty and Condemnation Proceeds, if any, Lessor may (1) apply all or any of the Casualty and Condemnation Proceeds it receives to the expenses of Lessor Parties in obtaining such proceeds; (2) apply the balance to the payment of Rent and/or the reduction of the Outstanding Lease Amount, notwithstanding that such amounts are not then due and payable or that such amounts are otherwise adequately secured and/or (3) release all or any part of such proceeds to Lessee upon any conditions Lessor and the Required Participants may elect.

                        (iii) Lessor shall apply any Casualty and Condemnation
                  Proceeds which are to be used to reduce the Outstanding Lease Amount only on the last day of a Rental Period unless an Event of Default has occurred and is continuing.

                        (iv) Application of all or any portion of the Casualty
                  and Condemnation Proceeds, or the release thereof to Lessee, shall not cure or waive any Default or notice of default or invalidate any acts done pursuant to such notice.

            3.05. Taxes. Subject to Paragraph 3.12 relating to permitted contests, Lessee shall promptly pay when due all Indemnified Taxes imposed on or payable by Lessee or any Lessor Party in connection with the Property, this Agreement or any of the other Operative Documents, or any of the transactions contemplated hereby or thereby. As promptly as possible after any Indemnified Taxes are payable by Lessee, Lessee shall send to Lessor for the account of the applicable Lessor Party a certified copy of an original official receipt received by Lessee showing payment thereof. If Lessee fails to pay any such Indemnified Taxes when due to the appropriate taxing authority or fails to remit to Lessor the required receipts or other required documentary evidence, Lessee shall indemnify the Lessor Parties for any incremental taxes, interest or penalties that may become payable by the Lessor Parties as a result of any such failure. The obligations of Lessee under this Paragraph 3.05 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

            3.06. Environmental Matters.

                  (a) Lessee's Covenants. Lessee shall not cause or, except as previously disclosed to the Lessor Parties in the Environmental Reports, permit Hazardous Materials to be used, generated, manufactured, stored, treated, disposed of, transported or present on or released or discharged from the Property in any manner that is reasonably likely to have a Material Adverse Effect. Lessee may use Hazardous Materials in connection with the operation of its business (or the business of permitted subtenants) so long as such use is consistent with the preceding sentence. Lessee shall immediately notify Lessor in writing of (i) the discovery of any Hazardous Materials on, under or about the Property not previously disclosed to Lessor Parties pursuant to the Environmental Reports; (ii) any knowledge by Lessee that the Property does not comply with any Environmental Laws not previously disclosed to Lessor Parties pursuant to the Environmental Reports; (iii) any claims against Lessee or the Property relating to Hazardous Materials or pursuant to Environmental Laws; (iv) to the extent not previously disclosed to Lessor Parties pursuant to the Environmental Reports, the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be designated as "border zone property" under the provisions of California Health and Safety Code Sections 25220 et seq. or any regulation adopted in accordance therewith; and (v) any material dispute or potential material dispute among any of Lessee, Seller, Remediator or any other Person in connection with the remediation of the Property pursuant to the Fixed Price Remediation Agreement and the other Remediation Agreements (including, without limitation, disputes with insurers with respect to the insurance coverage to be maintained by Remediator pursuant to the Fixed Price Remediation Agreement). In response to the presence of any Hazardous Materials on, under or about the Property not previously disclosed to Lessor Parties pursuant to the Environmental Reports and which are not being remediated pursuant to the Fixed Price Remediation Agreement and the other Remediation Agreements, Lessee shall immediately take, at Lessee's sole expense, all remedial action required by any Environmental Laws or any judgment, consent decree, settlement or compromise in respect to any claim based thereon.

                  (b) Inspection By Lessor. Upon reasonable prior notice to
            Lessee, Lessor, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Property (including, without limitation, the contents of any groundwater monitoring wells on the Property, which groundwater monitoring wells Lessee shall periodically sample as required by Environmental Laws) for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.

                  (c) Indemnity. Without in any way limiting any other indemnity contained in this Agreement or any other Operative Document, Lessee agrees to defend, indemnify and hold harmless the Lessor Parties and the other Indemnitees from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal (including off-site disposal), transportation or presence of any Hazardous Materials which have not been previously disclosed to Lessor Parties pursuant to the Environmental Reports and which are not being remediated pursuant to the Fixed Price Remediation Agreement and the other Remediation Agreements and which are hereafter found in, on, under or about the Property or which are hereafter discovered off of the Property for which Lessee has an obligation to remediate, or (ii) the breach of any covenant, representation or warranty of Lessee relating to Hazardous Materials or Environmental Laws contained in this Agreement or any Operative Document, except to the extent such liability arises from any act or occurrence which first occurs after the Expiration Date and Lessee is no longer in possession of the Property. This indemnity shall include (A) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Property which is required by any Governmental Authority or is otherwise necessary to render the Property in compliance with all Environmental Laws; (B) all other direct or indirect consequential damages (including any third party claims, claims by any Governmental Authority, or any fines or penalties against the Indemnitees; and (C) all court costs and attorneys' fees (including expert witness fees and the cost of any consultants) paid or incurred by the Indemnitees. Lessee shall pay immediately upon Lessor's demand any amounts owing under this indemnity. Lessee shall use legal counsel reasonably acceptable to Lessor in any action or proceeding arising under this indemnity. Lessee further acknowledges and agrees that Lessor shall be entitled to the benefit of any and all indemnification and related rights that Lessee may have obtained from Seller (including, without limitation, the indemnification and related rights set forth in the Acquisition Agreement or any other document, instrument or agreement related thereto) with respect to pre-existing environmental matters (including, without limitation, such environmental matters as has been previously disclosed to Lessor Parties pursuant to the Environmental Reports and which are to be remediated pursuant to the Fixed Price Remediation Agreement and the other Remediation Agreements). The obligations of Lessee under this Subparagraph 3.06(c) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                  (d) Legal Effect of Section. Lessee and Lessor agree that (i)
            this Paragraph 3.06 and clause (vi) of Subparagraph 4.01(t) of the Participation Agreement are intended as Lessor's written request for information (and Lessee's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure Section 726.5 and (ii) each representation and warranty and covenant herein and therein (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Property is intended by Lessor and Lessee to be an "environmental provision" for purposes of California Code of Civil Procedure
            Section 736.

            3.07. Liens, Easements, Etc.

                  (a) Lessee's Covenants. Subject to Paragraph 3.12 relating to permitted contests, Lessee shall not create, incur, assume or permit to exist any Lien or easement on or with respect to any of the Property of any character, whether now owned or hereafter acquired, except for the following ("Permitted Property Liens"):

                        (i) Liens in favor of a Lessor Party securing the Lessee
                  Obligations and other Lessor Liens;

                        (ii) Liens and easements in existence on the
                  Commencement Date to the extent reflected in the title insurance policies delivered to Agent pursuant to Paragraph
                  3.01 of and Schedule 3.01 to the Participation Agreement and approved by Lessor;

                        (iii) Liens for taxes or other Governmental Charges not
                  at the time delinquent or thereafter payable without penalty; and

                        (iv) Liens of carriers, warehousemen, mechanics,
                  materialmen and vendors and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue.

            Subject to Paragraph 3.12 relating to permitted contests, Lessee shall promptly (A) pay all Indebtedness of Lessee and other obligations prior to the time the non-payment thereof would give rise to a Lien on the Property and (B) discharge, at its sole cost and expense, any Lien on the Property which is not a Permitted Property Lien.

                  (b) No Consents. Nothing contained in this Agreement shall be construed as constituting the consent or request of any Lessor Party, express or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NO LESSOR PARTY IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF ANY LESSOR PARTY IN AND TO THE PROPERTY.

            3.08. Subletting. Lessee may, in the ordinary course of business, sublease the Property or any portion thereof to any Person, provided, that
      (a) Lessee remains directly and primarily liable for performing its obligations under this Agreement and all other Lessee Obligations; (b) each sublease is subject to and subordinated to this Agreement; (c) each sublease has a term which expires on or prior to the Scheduled Expiration Date (or, if longer, includes a provision that the sublease terminates on the Expiration Date if such Expiration Date occurs prior to the Scheduled Expiration Date unless Lessee purchases the Property on the Expiration Date pursuant to the Purchase Agreement); (d) each sublease prohibits the sublessee from engaging in any activities on the Property other than those permitted by Paragraph 2.04; and (e) no sublease has a Material Adverse Effect. Any sublease which does not satisfy each of the requirements of the immediately preceding sentence shall be null and void as to the Lessor Parties and their successor and assigns. Except for such permitted subleases, Lessee shall not assign any of its rights or interests under this Agreement to any other Person. (No consolidation or merger by Lessee with any other Person or acquisition by Lessee of any other Person shall constitute an assignment by Lessee of its rights or interests under this Agreement unless such merger, consolidation or acquisition is prohibited by Subparagraph 5.02(d) of the Participation Agreement or constitutes a Change of Control.)

            3.09. Utility Charges. Lessee shall pay all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other utilities and services to, on or in connection with the Property during the Term.

            3.10. Removal of Property.

                  (a) Lessor Improvements, Etc. Lessee shall not remove any
            Lessor Improvements from the Land or any Related Good or Modification from the Land or Lessor Improvements, except that, during the Term, if no Event of Default has occurred and is continuing:

                        (i) Lessee may remove any Lessor Improvement,
                  Modification or Related Good to make a Modification if such Modification is made in accordance with Subparagraph 3.01(b); and

                        (ii) Lessee may remove any Modification or Related Good
                  if:

                              (A) Such Modification or Related Good (1) was not
                        financed by an Acquisition Advance, (2) is not required for the remaining Property to comply with any applicable Governmental Rule or Insurance Requirement, and (3) is removed without impairing the condition or useful life of the remaining Property; and

                              (B) The value of the remaining Property after such
                        removal is not less than (1) the Expiration Date Appraisal of the Property and (2) the value of the Property prior to such removal.

                  (b) Lessee Improvements, Etc. Lessee may remove any Lessee
            Improvement from the Land or any other property not constituting Property from the Land or Lessor Improvements at any time during the Term if such Lessee Improvement or other property (collectively, "Lessee Property") (i) was not financed by an Acquisition Advance,
            (ii) is not required for the Property to comply with any applicable Governmental Rule or Insurance Requirement, and (iii) is removed without impairing the condition, useful life or value of the Property. If Lessor shall so request, Lessee shall remove all Lessee Property (or any portion thereof specified by Lessor) from the Property not later than the Expiration Date. If Lessee fails to remove any such Lessee Property which Lessor has requested Lessee to remove prior to the Expiration Date, Lessor may remove such Lessee Property or elect to treat such property as abandoned pursuant to Subparagraph 3.10(c). Lessee shall pay all costs incurred by Lessor in removing any such Lessee Property.

                  (c) Title. All Lessor Improvements, Modifications and Related
            Goods removed by Lessee in accordance with this Paragraph 3.10 shall cease to be part of the Property, and Lessee shall be the owner thereof after such removal. Lessor acknowledges that Lessee is the owner of the Lessee Property, except that Lessor may (unless Lessee purchases the Property pursuant to the Purchase Agreement) treat any Lessee Property remaining on the Property after the Expiration Date as abandoned and part of the Property, without compensation to Lessee. Lessor and Lessee shall execute and deliver to each other such conveyancing and release documents and acknowledgements as the other party may reasonably request to evidence the rights and title of the parties in the Property and the Lessee Property.

                  (d) Repair of Damage. Lessee shall, at its expense, promptly repair any damage to the remaining Property caused by its removal of Lessor Improvements, Modifications and Related Goods pursuant to Subparagraph 3.10(a) and any damage to the Property caused by its removal of Lessee Property pursuant to Subparagraph 3.10(b).

            3.11. Compliance with Governmental Rules and Insurance Requirements. Lessee, at its sole cost and expense, shall, unless its failure is not reasonably likely to have a Material Adverse Effect, (a) comply, and cause its agents, sublessees, assignees, employees, invitees, licensees, contractors and tenants, and the Property to comply, with all Governmental Rules and Insurance Requirements relating to the Property (including the construction, use, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Lessor Improvements or interfere with the use and enjoyment of the Property), and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Property and for the use, operation, maintenance, repair and restoration of the Lessor Improvements.

            3.12. Permitted Contests. Lessee, at its sole cost and expense, may contest any alleged Lien or easement on any of the Property or any alleged Governmental Charge, Indebtedness or other obligation which is payable by Lessee hereunder to Persons other than the Lessor Parties or which, if unpaid, would give rise to a Lien on any of the Property, provided that
      (a) each such contest is diligently pursued in good faith by appropriate proceedings; (b) the commencement and continuation of such proceedings suspends the enforcement of such Lien or easement or the collection of such Governmental Charge, Indebtedness or obligation; (c) Lessee has established adequate reserves for the discharge of such Lien or easement or the payment of such Governmental Charge, Indebtedness or obligation in accordance with GAAP and, if the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation might result in any civil liability for any Lessor Party, Lessee has provided to such Lessor Party a bond or other security satisfactory to such Lessor Party; (d) the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation could not result in any criminal liability for any Lessor Party; (e) the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation is not otherwise reasonably likely to have a Material Adverse Effect; and (f) unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, any such contest is completed and such Lien or easement is discharged (either pursuant to such proceedings or otherwise) or such Governmental Charge, Indebtedness or obligation is declared invalid, paid or otherwise satisfied not later than six (6) months prior to the Scheduled Expiration Date.

            3.13. Lessor Obligations; Right to Perform Lessee Obligations. No Lessor Party shall have any obligation to (a) maintain, repair or make any improvements to the Property, (b) maintain any insurance on the Property,
      (c) perform any other obligation of Lessee under this Agreement or any other Lessee Obligation, (d) make any expenditure on account of the Property (except to make the Acquisition Advance as required by the Participation Agreement) or (e) take any other action in connection with the Property, this Agreement or any other Operative Document, except as expressly provided herein or in another Operative Document; provided however, that Lessor may, in its sole discretion and without any obligation to do so, perform any Lessee Obligation not performed by Lessee when required. Lessor may enter the Property or exercise any other right of Lessee under this Agreement or any other Operative Document to the extent Lessor determines in good faith that such entry or exercise is reasonably necessary for Lessor to perform any such Lessee Obligation not performed by Lessee when required. Lessee shall reimburse Lessor and the other Lessor Parties, within five (5) Business Days after demand, for all reasonable fees, costs and expenses incurred by them in performing any such obligation or curing any Default.

            3.14. Inspection Rights. During the Term, Lessee shall permit any Person designated by Lessor, upon reasonable notice and during normal business hours, to visit and inspect any of the Property.

            3.15. Cooperation of Lessor to Facilitate Operation, Etc. During the Term, Lessor shall take any action reasonably requested by Lessee to facilitate the operation, management, development or repair of the Property, including joining in or consenting to any of the following:

                  (a) The grant of easements, licenses, rights of way, and other rights in the nature of easements encumbering the Property;

                  (b) The release or termination of easements, licenses, rights of way or other rights in the nature of easements which are for the benefit of the Property or any portion thereof;

                  (c) The dedication or transfer of portions of the Land not improved with a building, for road, highway or other public purposes;

                  (d) Agreements for the use and maintenance of common areas, for reciprocal rights of parking, for ingress and egress and for amendments to any Related Agreements (including amendments to the Related Agreements that Lessee may reasonably request to facilitate construction or development on land owned by it or its Affiliates other than the Land);

                  (e) Instruments necessary or desirable for the exercise or enforcement of rights under the Related Agreements or any contract, permit, license, franchise or other right included within the term "Property";

                  (f) Permit applications or other documents reasonably required to accommodate the construction or alteration of Lessor Improvements otherwise permitted by this Agreement;

                  (g) Confirmations of Lessee's rights under any particular
            provisions of this Agreement which Lessee may wish to provide to a third party;

                  (h) The execution or filing of a tract or parcel map
            subdividing the Property into lots or parcels or reconfiguring existing parcels; or

                  (i) Agreements providing development incentives or tax
            abatements with respect to the Property;

      Provided that (i) no Event of Default has occurred and is continuing at the time of any such action and (ii) neither such action alone nor such action cumulatively with any other actions is reasonably likely to have a Material Adverse Effect or materially increase the obligations or potential liability of any Lessor Party.

            3.16. Survey and Title Matters . Lessee, at its sole cost and expense, shall promptly take steps to diligently pursue in good faith and by appropriate proceedings to address the following survey and title matters as disclosed by that certain ALTA/ACSM survey prepared by Dunbar and Craig, Job No. 99166, dated June 1999: (a) recordation of an access and easement agreement and consent to encroachment from the City of Scotts Valley to provide access from Bluebonnet Lane and Kings Village Road to the Property as contemplated by that certain Agreement dated August 1, 1967, by and among the City of Scotts Valley, the City of Santa Cruz, and Watkins-Johnson Company; (b) recordation of an easement agreement for a sanitary sewer easement from the City of Scotts Valley along the route described in the unrecorded easement prepared by George Dunbar, LS 3666, in 1987; (c) recordation of an easement agreement or consent to encroachment as to the existing route of the overhead electric line running along the access road described in clause (a) above; and (d) recordation of an agreement from the Scotts Valley Water District to relocate a water line around the building located on Parcel 2 as contemplated by that certain unrecorded water line easement by and between Watkins-Johnson Company and Scotts Valley Water District dated June 26, 1989.

      SECTION 4. EXPIRATION DATE.

            4.01. Termination by Lessee Prior to Scheduled Expiration Date. Subject to the terms and conditions of the Purchase Agreement, Lessee may, at any time prior to the Scheduled Expiration Date, terminate this Agreement and purchase the Property pursuant to Section 2 of the

      Purchase Agreement. Lessee shall notify Lessor of Lessee's election so to terminate this Agreement and purchase the Property by delivering to Agent a Notice of Term Purchase Option Exercise pursuant to and in accordance with the provisions of Paragraph 2.02 of the Purchase Agreement.

            4.02. Return of Property.

                  (a) Upon the expiration or earlier termination of this
            Agreement (unless Lessee, a Designated Purchase or an Assignee Purchaser has purchased the Property on or prior to the Expiration Date pursuant to the Purchase Agreement), Lessee shall vacate, surrender and deliver possession of the Property to Lessor in broom clean condition and in the condition required pursuant to Paragraph
            3.01 hereof. Lessee shall remove from the Property on or prior to the expiration or earlier termination of this Agreement, all Lessee Modifications (other than those which Lessor has agreed in writing will be surrendered) and all of Lessee's personal property, furniture and fixtures situated thereon which is not the property of Lessor under the terms of this Lease Agreement, and shall repair any damages caused by such removal. Property not so removed shall become the property of Lessor, and Lessor may cause such property to be removed from the Property and disposed of, and Lessee shall pay the reasonable cost of any such removal and disposition and of repairing any damage caused by such removal.

                  (b) Except for surrender upon the expiration or earlier
            termination of the Term, no surrender to Lessor of this Lease Agreement shall be valid or effective unless agreed to and accepted in writing by Lessor or any assignee of Lessor.

                  (c) Without limiting the generality of the foregoing, upon the surrender and return of the Property to Lessor pursuant to this Paragraph 4.02 (unless Lessee, a Designated Purchase or an Assignee Purchaser has purchased the Property on or prior to the Expiration Date pursuant to the Purchase Agreement), the Property shall (i) be returned in a condition suitable for redevelopment and capable of being immediately utilized by a third-party purchaser or third-party lessee without further inspection, construction, repair, replacement, alterations or improvements, licenses, permits, or approvals, except for any of the foregoing required solely by virtue of the change in ownership (other than to Lessor or an assignee of Lessor), use or occupancy of the Property, (ii) be in accordance and compliance with all Requirements of Law and Environmental Laws including, without limitation, any of the foregoing required by virtue of a change in ownership, use or occupancy of the Property other than to Lessee, (iii) be free and clear of all Liens, other than any Lessor Liens and Permitted Property Liens.

                  (d) On or prior to the date of such surrender and return of the Property (unless Lessee, a Designated Purchase or an Assignee Purchaser has purchased the Property on or prior to the Expiration Date pursuant to the Purchase Agreement), Lessor shall have received from Lessee, at Lessee's expense, evidence satisfactory to Lessor, of compliance with the provisions of this Paragraph 4.02, including without limitation, an environmental assessment for the Property addressed in form and substance satisfactory to Lessor and each assignee of Lessor or, in lieu of addressing to such parties directly, accompanied by a letter permitting Lessor and each assignee of Lessor to rely thereon, performed by an independent, licensed professional engineer satisfactory to Lessor and each assignee of Lessor, and which assessment (i) shall be sufficient in scope to determine compliance with Environmental Laws, (ii) shall reveal no actual or potential environmental liabilities which cannot be remediated by Lessee as provided in the following clause (iii), and (iii) if such environmental assessment reveals the need for additional review, Lessee shall have provided such additional information or environmental assessments as are required by Lessor and each assignee of Lessor and, subject to Subparagraph 3.06 hereof, any remediation recommended therein to be performed shall have been performed, and evidence of compliance with clause (ii) of Subparagraph 4.02(c).

                  (e) Upon such return of the Property to Lessor or any assignee of Lessor, Lessee shall deliver to Lessor a then current title insurance policy or a binding commitment to issue a title insurance policy written by a title insurance company reasonably acceptable to Lessor, insuring good and marketable title in the Property in an amount equal to the Outstanding Lease Amount as determined as of the Expiration Date, unencumbered except for Lessor Liens or Permitted Liens. Upon the request of Lessor, Lessee shall continue to maintain its insurance policies for the Property required under Subparagraph
            3.03 hereof if able to do so on a commercially reasonable basis, provided that Lessor shall pay or reimburses Lessee for its pro rata costs thereof.

                  (f) The provisions of this Paragraph 4.02 are of the essence of this Lease Agreement, and any breach thereof shall be deemed an Event of Default hereunder, and upon application to any court of equity having jurisdiction in the premises, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Paragraph 4.02.

            4.03. Holding Over. If (a) Lessee does not purchase the Property on the Expiration Date pursuant to the Purchase Agreement but continues in possession of any portion of the Property after the Expiration Date or (b) Lessee has failed to return the Property to Lessor in the condition required pursuant to Paragraph 4.02 hereof, Lessee shall pay rent for each day it so continues in possession, payable upon demand of Lessor, at a per annum rate equal to the Alternate Rental Rate plus two percent (2.0%) and shall pay and perform all of its other Lessee Obligations under this Agreement and the other Operative Documents in the same manner as though the Term had not ended; provided, however, that this Paragraph 4.03 shall not be interpreted to permit such holding over or to limit any right or remedy of Lessor for such holding over.

      SECTION 5. DEFAULT.

            5.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an "Event of Default" hereunder:

                  (a) Non-Payment. Lessee shall (i) fail to pay on the
            Expiration Date any amount payable by Lessee under this Agreement or any other Operative Document on such date, (ii) fail to pay within five (5) Business Days after the same becomes due, any Base Rent, or
            (iii) fail to pay within five (5) Business Days after delivery to Lessee of written demand therefor, any Supplemental Rent or other amount required under the terms of this Agreement or any other Operative Document (other than any such amount payable on the Expiration Date); or

                  (b) Specific Defaults. Lessee or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Paragraph 3.03 hereof or in clause (ii) of Subparagraph 2.11(a), Paragraph 5.02 (other than Subparagraph 5.02(i)) or Paragraph 5.03 of the Participation Agreement; or

                  (c) Other Defaults. Lessee or any of its Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or any other Operative Document and such failure shall continue until the earliest of (i) thirty (30) days after Lessee's written acknowledgement of such failure, (ii) thirty (30) days after any Lessor Party's written notice to Lessee of such failure and (iii) thirty (30) days prior to the Expiration Date, provided, however, that, in the event that any such failure cannot reasonably be cured within a thirty (30) day period, such failure shall not constitute an Event of Default hereunder if (A) such failure can reasonably be cured within one hundred, eighty (180) days, (B) Lessee promptly commences and diligently proceeds to cure such failure and (C) Lessee completes such cure not later than the earliest of (1) one hundred, eighty days (180) days after Lessee's written acknowledgement of such failure, (2) one hundred, eighty days (180) days after any Lessor Party's written notice to Lessee of such failure and (3) thirty (30) days prior to the Expiration Date; or

                  (d) Representations and Warranties. Any representation,
            warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of Lessee or any of its Subsidiaries to any Lessor Party in or in connection with this Agreement or any other Operative Document, or as an inducement to any Lessor Party to enter into this Agreement or any other Operative Document, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished and Lessee shall not have cured the facts or circumstances causing such representation, warranty, certificate or other statement to be false, incorrect, incomplete or misleading not later than the earliest of (i) thirty
            (30) days after Lessee's written acknowledgement thereof to Lessor,
            (ii) thirty (30) days after any Lessor Party's written notice to Lessee thereof, and (iii) thirty (30) days prior to the Expiration Date; or

                  (e) Cross-Default. (i) Lessee or any of its Subsidiaries shall fail to make any payment on account of any Indebtedness of such Person (other than the Lessee Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness exceeds $2,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness of Lessee and its Subsidiaries (other than the Lessee Obligations) in an aggregate amount exceeding $2,000,000 to become due or payable (whether at scheduled maturity, by required prepayment or redemption, upon acceleration or otherwise) and/or to be secured by cash collateral or (ii) Lessee or any of its Subsidiaries shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness of such Person (other than the Lessee Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness of Lessee and its Subsidiaries (other than the Lessee Obligations) in an aggregate amount exceeding $2,000,000 to become due or payable (whether at scheduled maturity, by required prepayment or redemption, upon acceleration or otherwise) and/or to be secured by cash collateral; or

                  (f) Insolvency, Voluntary Proceedings. Lessee or any of its
            Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature,
            (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Lessee or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Lessee or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

                  (h) Judgments. (i) One or more judgments, orders, decrees or arbitration awards requiring Lessee and/or its Subsidiaries to pay an aggregate amount of $2,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Lessee and otherwise satisfying the requirements set forth in Subparagraph 3.03(b))
            shall be rendered against Lessee and/or any of its Subsidiaries in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of forty (40) consecutive days after issue or levy; (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of Lessee or any of its Subsidiaries and the same shall not be released, stayed, vacated or otherwise dismissed within fifteen (15) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect are rendered, issued or levied; or

                  (i) Operative Documents. Any Operative Document or any
            material term thereof shall cease to be, or be asserted by Lessee or any of its Subsidiaries not to be, a legal, valid and binding obligation of Lessee or any of its Subsidiaries enforceable in accordance with its terms in a manner which could result in a Material Adverse Effect; or

                  (j) ERISA. Any Reportable Event which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Employee Benefit Plan shall occur, or any Employee Benefit Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Employee Benefit Plan; or

                  (k) Change of Control. Any Change of Control shall occur; or

                  (l) Major Casualty or Condemnation. Any Major Casualty or
            Major Condemnation affecting the Property shall occur and Lessee shall not purchase the Property pursuant to the Term Purchase Option in the Purchase Agreement within two (2) months after the occurrence thereof; or

                  (m) Material Adverse Effect. Any event(s) or condition(s)
            which is (are) reasonably likely to have a Material Adverse Effect shall occur or exist.

            5.02. General Remedies. In all cases, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies (except that the remedy set forth in the first sentence of Subparagraph 5.02(a) shall be automatic):

                  (a) Termination of Commitments. If such Event of Default is an
            Event of Default of the type described in Subparagraph 5.01(f) or Subparagraph 5.01(g) affecting Lessee, immediately and without notice the obligation of Lessor to make the Acquisition Advance and the obligations of the Participants to fund the Acquisition Advance shall automatically terminate. If such Event of Default is any other Event of Default, Lessor may by written notice to Lessee, terminate the obligation of Lessor to make the Acquisition Advance and the obligations of the Participants to fund the Acquisition Advance.

                  (b) Appointment of a Receiver. Lessor may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property.

                  (c) Specific Performance. Lessor may bring an action in any court of competent jurisdiction to obtain specific enforcement of any of the covenants or agreements of Lessee in this Agreement or any of the other Operative Documents.

                  (d) Collection of Issues and Profits. Lessor may collect
            Issues and Profits as provided in Subparagraph 2.07(c) and apply the proceeds to pay Lessee Obligations.

                  (e) Protection of Property. Lessor may enter, manage and
            operate all or any part of the Property or take any other actions which it reasonably determines are necessary to protect the Property and the rights and remedies of the Lessor Parties under this Agreement and the other Operative Documents, including (i) taking and possessing all of Lessee's books and records relating to the Property; (ii) entering into or enforcing subleases on such terms and conditions as Lessor may consider proper; (iii) obtaining and evicting tenants; (iv) entering into agreements with subtenants to fix or modify sublease rents; (v) collecting and receiving any payment of money owing to Lessee with respect to the Property; (vi) completing any unfinished Lessor Improvements; and/or (vii) contracting for and making needed repairs and alterations to the Property.

                  (f) Other Rights and Remedies. In addition to the specific rights and remedies set forth above in this Paragraph 5.02 and in Paragraph 5.03 and Paragraph 5.04, Lessor may exercise any other right, power or remedy permitted to it by any applicable Governmental Rule, either by suit in equity or by action at law, or both.

            5.03. Lease Remedies. If a court of competent jurisdiction determines that the transaction evidenced by this Agreement and the other Operative Documents is a lease, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies in addition to those rights and remedies set forth in Paragraph 5.02:

                  (a) Termination of Lease. Lessor may, by written notice to
            Lessee, terminate this Agreement on a Termination Date which is prior to the Scheduled Expiration Date and take possession of the Property. Such Termination Date shall be the last day of a Rental Period unless Required Participants shall otherwise direct. On such Termination Date (which shall then be the Expiration Date), subject to the limitations set forth in the Purchase Agreement, Lessee shall pay all unpaid Base Rent accrued through such date and all Supplemental Rent due and payable on or prior to such date and all other amounts payable by Lessee on the Expiration Date pursuant to this Agreement and the other Operative Documents, together with the worth at the time of such payment of the amount by which the unpaid Base Rent through the Scheduled Expiration Date exceeds the amount of such rental loss for the same period that Lessee proves could reasonably be avoided.

                  (b) Continuation of Lease. Lessor may exercise the rights and remedies provided by California Civil Code Section 1951.4, including the right to continue this Agreement in effect after Lessee's breach and abandonment and recover Rent as it becomes due. Acts of maintenance or preservation, efforts to relet the Property, the appointment of a receiver upon Lessor's initiative to protect its interest under this Agreement or withholding consent to or terminating a sublease shall not of themselves constitute a termination of Lessee's right to possession.

                  (c) Removal and Storage of Property. Lessor may enter the
            Property and remove therefrom all Persons and property, store such property in a public warehouse or elsewhere at the cost of and for the account of Lessee and sell such property and apply the proceeds therefrom pursuant to applicable California law.

                  (d) Marketing. Notwithstanding the termination of Lessee's tenancy hereunder, Lessor is subject to the duties and obligations to Lessee set forth in Subparagraph 3.03(b) of the Purchase Agreement.

            5.04. Loan Remedies. Unless a court of competent jurisdiction determines that the transaction evidenced by this Agreement and the other Operative Documents is a lease, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies in addition to those rights and remedies set forth in Paragraph 5.02:

                  (a) Acceleration of Lessee Obligations. Lessor may, by written notice to Lessee, declare all unpaid Lessee Obligations due and payable on a Termination Date prior to the Scheduled Expiration Date. Such Termination Date shall be the last day of a Rental Period unless Required Participants shall otherwise direct. On such Termination Date (which shall then be the Expiration Date), subject to the limitations set forth in the Purchase Agreement, Lessee shall pay all unpaid Base Rent accrued through such date, all Supplemental Rent due and payable on or prior to such date and all other amounts payable by Lessee on the Expiration Date pursuant to this Agreement and the other Operative Documents.

                  (b) Uniform Commercial Code Remedies. Lessor may exercise any or all of the remedies granted to a secured party under the California Uniform Commercial Code.

                  (c) Judicial Foreclosure. Lessor may bring an action in any court of competent jurisdiction to foreclose the security interest in the Property granted to Lessor by this Agreement or any of the other Operative Documents.

                  (d) Power of Sale. Lessor may cause some or all of the
            Property, including any Personal Property Collateral, to be sold under a power of sale or otherwise disposed of in any combination and in any manner permitted by applicable Governmental Rules.

                        (i) Sales of Personal Property. Lessor may dispose of
                  any Personal Property Collateral separately from the sale of Real Property Collateral, in any manner permitted by Division 9 of the California Uniform Commercial Code, including any public or private sale, or in any manner permitted by any other applicable Governmental Rule. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Lessee Obligation for purposes of Section 2924c of the California Civil Code. In connection with any such sale or other disposition of Personal Property Collateral, Lessee agrees that the following procedures constitute a commercially reasonable sale:

                              (A) Lessor shall mail written notice of the sale
                        to Lessee not later than thirty (30) days prior to such sale.

                              (B) Once per week during the three (3) weeks
                        immediately preceding such sale, Lessor will publish notice of the sale in a local daily newspaper of general circulation.

                              (C) Upon receipt of any written request, Lessor
                        will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours.

                              (D) Notwithstanding, Lessor shall be under no
                        obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale.

                              (E) If Lessor so requests, Lessee shall assemble
                        all of the Personal Property Collateral and make it available to Lessor at the site of the Land. Regardless of any provision of this Agreement or any other Operative Document, Lessor shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any Lessee Obligation, unless Lessor has given express written notice of its election of that remedy in accordance with California Uniform Commercial Code
                        Section 9505.

                  The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

                        (ii) Lessor's Sales of Real Property or Mixed
                  Collateral. Lessor may choose to dispose of some or all of the Property which consists solely of Real Property Collateral in any manner then permitted by applicable Governmental Rules, including without limitation a nonjudicial trustee's sale pursuant to California Civil Code Sections 2924 et seq. In its discretion, Lessor may also or alternatively choose to dispose of some or all of the Property, in any combination consisting of both Real Property Collateral and Personal Property Collateral, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Section 9501(4) of the California

                  Uniform Commercial Code. Lessee agrees that such a sale of Personal Property Collateral together with Real Property Collateral constitutes a commercially reasonable sale of the Personal Property Collateral. (For purposes of this power of sale, either a sale of Real Property Collateral alone, or a sale of both Real Property Collateral and Personal Property Collateral together in accordance with California Uniform Commercial Code Section 9501(4), will sometimes be referred to as a "Lessor's Sale.")

                              (A) Before any Lessor's Sale, Lessor shall give
                        such notice of default and election to sell as may then be required by applicable Governmental Rules.

                              (B) When all time periods then legally mandated
                        have expired, and after such notice of sale as may then be legally required has been given, Lessor shall sell the property being sold at a public auction to be held at the time and place specified in the notice of sale.

                              (C) Neither Lessor nor Agent shall have any
                        obligation to make demand on Lessee before any Lessor's Sale.

                              (D) From time to time in accordance with then
                        applicable law, Lessor may postpone any Lessor's Sale by public announcement at the time and place noticed for that sale.

                              (E) At any Lessor's Sale, Lessor shall sell to the
                        highest bidder at public auction for cash in lawful money of the United States.

                              (F) Lessor shall execute and deliver to the
                        purchaser(s) a deed or deeds conveying the Property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Lessor's Sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all Persons as to the facts recited in it.

                  (e) Foreclosure Sales.

                        (i) Single or Multiple. If the Property consists of more
                  than one lot, parcel or item of property, Lessor may:

                              (A) Designate the order in which the lots, parcels
                        and/or items shall be sold or disposed of or offered for sale or disposition; and

                              (B) Elect to dispose of the lots, parcels and/or
                        items through a single consolidated sale or disposition to be held or made under the power of sale granted in Subparagraph 5.04(d), or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Lessor may deem to be in its best interests (any such sale or disposition, a "Foreclosure Sale;" any two or more, "Foreclosure Sales").

                  If Lessor chooses to have more than one Foreclosure Sale, Lessor at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as it may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the security interests granted to Lessor in the Property by this Agreement on any part of the Property which has not been sold, until all of the Lessee Obligations have been paid in full.

                        (ii) Credit Bids. At any Foreclosure Sale, any Person,
                  including any Lessor Party, may bid for and acquire the Property or any part of it to the extent permitted by then applicable Governmental Rules. Instead of paying cash for the Property, Lessor may settle for the purchase price by crediting the sales price of the Property against the Lessee Obligations in any order and proportions as Lessor in its sole discretion may choose.

                  (f) Marketing. Notwithstanding the termination of Lessee's tenancy hereunder, Lessor is subject to the duties and obligations to Lessee set forth in Subparagraph 3.03(b) of the Purchase Agreement.

            5.05. Remedies Cumulative. The rights and remedies of Lessor under this Agreement and the other Operative Documents are cumulative and may be exercised singularly, successively, or together.

            5.06. No Cure or Waiver. Neither the performance by Lessor of any of Lessee's obligations pursuant to Paragraph 3.13 nor the exercise by Lessor of any of its other rights and remedies under this Agreement or any other Operative Document (including the collection of Issues and Profits and the application thereof to the Lessee Obligations) shall constitute a cure or waiver of any Default or nullify the effect of any notice of default or sale, unless and until all Lessee Obligations are paid in full.

            5.07. Exercise of Rights and Remedies. The rights and remedies provided to Lessor under this Agreement may be exercised by Lessor itself, by Agent pursuant to Subparagraph 2.02(c) of the Participation Agreement, by a court-appointed receiver or by any other Person appointed by any of the foregoing to act on its behalf. All of the benefits afforded to Lessor under this Agreement and the other Operative Documents shall accrue to the benefit of Agent to the extent provided in Subparagraph 2.02(c) of the Participation Agreement.

      SECTION 6. MISCELLANEOUS.

            6.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessee or Lessor under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

            6.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

            6.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement.

            6.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

            6.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

            6.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

            6.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

            6.08. Nature of Lessee's Obligations.

                  (a) Independent Obligation. Except as otherwise provided in
            Section 2 of the Purchase Agreement, the obligation of Lessee to pay the amounts payable by Lessee under this Agreement and the other Operative Documents and to perform the other Lessee Obligation are absolute, unconditional and irrevocable obligations which are separate and independent of the obligations of the Lessor Parties under this Agreement and the other Operative Documents and all other events and circumstances, including the events and circumstances set forth in Subparagraph 6.08(c).

                  (b) No Termination or Abatement. This Agreement and the other
            Operative Documents and Lessee's obligation to pay Rent and to pay and perform all other Lessee Obligations shall continue in full force and effect without abatement notwithstanding the occurrence or existence of any event or circumstance, including any event or circumstance set forth in Subparagraph 6.08(c).

                  (c) Full Payment and Performance. Lessee shall make all
            payments under this Agreement and the other Operative Documents in the full amounts and at the times required by the terms of this Agreement and the other Operative Documents without setoff, deduction or reduction of any kind and shall perform all other Lessee Obligations as and when required, without regard to any event or circumstances whatsoever, including (i) the condition of the Property (including any Lessor Improvements to the Property made prior to the Commencement Date or during the Term); (ii) title to the Property (including possession of the Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Property in favor of any Person); (iii) the value, habitability, usability, design, operation or fitness for use of the Property; (iv) the availability or adequacy of utilities and other services to the Property; (v) any latent, hidden or patent defect in the Property; (vi) the zoning or status of the Property or any other restrictions on the use of the Property; (g) the economics of the Property; (vii) any Casualty or Condemnation; (viii) the compliance of the Property with any applicable Governmental Rule or Insurance Requirement; (ix) any failure by any Lessor Party to perform any of its obligations under this Agreement or any other Operative Document; or (x) the exercise by any Lessor Party of any of its remedies under this Agreement or any other Operative Document; provided, however, that this Paragraph 6.08 shall not abrogate any right which Lessee may have to recover damages from any Lessor Party for any material breach by such Lessor Party of its obligations under this Agreement or any other Operative Document to the extent permitted hereunder or thereunder.

                          [The signature page follows.]

      IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed as of the day and year first above written.


LESSEE:                                     SILICON VALLEY GROUP, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

LESSOR:                                     SELCO SERVICE CORPORATION

                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

STATE OF CALIFORNIA            )
                               )        ss
COUNTY OF _____________________)

      On _____________, 1999, before me, ___________________ a Notary Public in and for the State of California, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

      Witness my hand and official seal.

[SEAL]


_____________________________

STATE OF CALIFORNIA            )
                               )        ss
COUNTY OF _____________________)

      On _____________, 1999, before me, ___________________ a Notary Public in and for the State of California, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

      Witness my hand and official seal.

[SEAL]


_____________________________

                                  SCHEDULE 3.03

                             INSURANCE REQUIREMENTS

            (i) At all times during the Term, commercial general liability insurance, umbrella insurance and excess liability insurance, each written on an "occurrence basis", including products and completed operation hazards, covering claims for bodily injury, personal injury or death sustained by persons or damage to property, in an amount of not less than $5,000,000 per occurrence and $10,000,000 annual aggregate;

            (ii) At all times during the Term, workers' compensation insurance for statutory limits and employer's liability insurance covering injury, death or disease sustained by employees, in an amount not less than $1,000,000 for disease and $1,000,000 for bodily injury or death by accident; and

            (iii) At all times during the Term, "all risk" property insurance covering (A) loss or damage by flood in an amount not less than the lesser of (1) the replacement cost of the Lessor Improvements and (2) the then current Outstanding Lease Amount if any portion of the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority,
      (B) loss or damage by fire in an amount not less than the lesser of (1) the replacement cost of the Lessor Improvements and (2) the then current Outstanding Lease Amount, and (C) loss or damage by earthquake in an amount not less than $3,500,000.

                                    EXHIBIT A

                                      LAND

                                    EXHIBIT B

                                  RELATED GOODS

                                      None

                                    EXHIBIT C

                        NOTICE OF RENTAL PERIOD SELECTION

                                     [Date]

KeyBank National Association,
     as Agent
431 E. Park Center Boulevard
Boise, ID  83706
Attn:  Vicky Heineck or Margaret Herring

      1. Reference is made to (A) that certain Participation Agreement, dated as of June 30, 1999 (the "Participation Agreement"), among Silicon Valley Group, Inc. ("Lessee"), SELCO Service Corporation ("Lessor"), the financial institutions listed in Schedule I to the Participation Agreement (the "Participants") and KeyBank National Association, as agent for the Participants (in such capacity, "Agent"); and (b) that certain Lease Agreement, dated as of June 30, 1999 (the "Lease Agreement") between Lessee and Lessor. Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

      2. [Insert one of the following as appropriate]

            [Pursuant to Subparagraph 2.03(a) of the Lease Agreement, Lessee hereby irrevocably selects a new Rental Period for a Portion of the Outstanding Lease Amount as follows:

            (a) The Portion for which a new Rental Period is to be selected is the Portion in the amount of $__________ with a current Rental Period which began on ________, ____ and ends on __________, ____; and

            (b) The next Rental Period for such Portion shall be __________ month[s].]

            [Pursuant to Subparagraph 2.03(a) of the Lease Agreement, Lessee hereby irrevocably elects to divide a Portion of the Outstanding Lease Amount into further Portions as follows:

            (a) The Portion which is to be divided is the Portion in the amount of $__________ with a current Rental Period which began on ________, ____ and ends on __________, ____; and

            (b) On the last day of the current Rental Period for such Portion, such Portion is to be divided into the following Portions with the following initial Rental Periods:

                       Portion                    Rental Period
                    ------------                -----------------
                    $                                   month[s]
                     -----------                -------
                    $                                   month[s]
                     -----------                -------
                    $                                   month[s]
                     -----------                -------
                    $                                   month[s]]
                     -----------                -------

            [Pursuant to Subparagraph 2.03(a) of the Lease Agreement, Lessee hereby irrevocably elects to combine into a single Portion certain Portions of the Outstanding Lease Amount as follows:

            (a) The Portions which are to be combined are the Portions in the amounts of $__________, $_________ and $_______, each with a current
      Rental Period which ends on __________, ____; and

            (b) The initial Rental Period for such newly created Portion shall be __________ month[s].]

      3. Lessee hereby certifies to the Lessor Parties that, on the date of this Notice of Rental Period Selection and after giving effect to the selection[s] as described above:

            (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

            (b) No Default has occurred and is continuing; and

            (c) All of the Operative Documents are in full force and effect on such date.

      IN WITNESS WHEREOF, Lessee has executed this Notice of Rental Period Selection on the date set forth above.

                                             SILICON VALLEY GROUP, INC.

                                             By:
                                                --------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

Recording requested by and                                     EXECUTION VERSION
when recorded return to:

Dolph M. Hellman, Esq.
Orrick, Herrington & Sutcliffe
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, California  94111

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------





                                LEASE AGREEMENT,

                     DEED OF TRUST WITH ASSIGNMENT OF RENTS,

                      SECURITY AGREEMENT AND FIXTURE FILING

                                     BETWEEN

                           SILICON VALLEY GROUP, INC.

                                       AND

                            SELCO SERVICE CORPORATION

                                  JUNE 30, 1999



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                    THIS LEASE IS NOT INTENDED TO CONSTITUTE
                      A TRUE LEASE FOR INCOME TAX PURPOSES
                              (SEE PARAGRAPH 2.06)

                                TABLE OF CONTENTS

                                                                                                         PAGE
SECTION 1.      INTERPRETATION.............................................................................1

1.01.           Definitions................................................................................1

1.02.           Rules of Interpretation....................................................................2

SECTION 2.      BASIC PROVISIONS...........................................................................2

2.01.           Lease of the Property......................................................................2

2.02.           Term.......................................................................................2

2.03.           Rent.......................................................................................3

2.04.           Use........................................................................................4

2.05.           "As Is" Lease..............................................................................4

2.06.           Nature of Transaction......................................................................5

2.07.           Security, Etc..............................................................................5

SECTION 3.      OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS.............................................7

3.01.           Maintenance, Repair, Etc...................................................................7

3.02.           Risk of Loss...............................................................................8

3.03.           Insurance..................................................................................8

3.04.           Casualty and Condemnation.................................................................11

3.05.           Taxes.....................................................................................15

3.06.           Environmental Matters.....................................................................15

3.07.           Liens, Easements, Etc.....................................................................17

3.08.           Subletting................................................................................18

3.09.           Utility Charges...........................................................................18

3.10.           Removal of Property.......................................................................18

3.11.           Compliance with Governmental Rules and Insurance Requirements.............................19

3.12.           Permitted Contests........................................................................19

3.13.           Lessor Obligations; Right to Perform Lessee Obligations...................................20

3.14.           Inspection Rights.........................................................................20

3.15.           Cooperation of Lessor to Facilitate Operation, Etc........................................20

3.16.           Survey and Title Matters..................................................................21

SECTION 4.      EXPIRATION DATE...........................................................................22

4.01.           Termination by Lessee Prior to Scheduled Expiration Date..................................22

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                         PAGE
4.02.           Return of Property........................................................................22

4.03.           Holding Over..............................................................................23

SECTION 5.      DEFAULT...................................................................................23

5.01.           Events of Default.........................................................................23

5.02.           General Remedies..........................................................................26

5.03.           Lease Remedies............................................................................27

5.04.           Loan Remedies.............................................................................28

5.05.           Remedies Cumulative.......................................................................31

5.06.           No Cure or Waiver.........................................................................31

5.07.           Exercise of Rights and Remedies...........................................................31

SECTION 6.      MISCELLANEOUS.............................................................................31

6.01.           Notices...................................................................................31

6.02.           Waivers; Amendments.......................................................................31

6.03.           Successors and Assigns....................................................................31

6.04.           No Third Party Rights.....................................................................32

6.05.           Partial Invalidity........................................................................32

6.06.           Governing Law.............................................................................32

6.07.           Counterparts..............................................................................32

6.08.           Nature of Lessee's Obligations............................................................32



SCHEDULE

3.03     Insurance Requirements

EXHIBITS

A        Land (2.01(a))

B        Related Goods (2.01(d))

C        Notice of Rental Period Selection (2.03(a))

                                     - ii -